UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 31, 2006

Bancinsurance Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	0-8738	31-0790882
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

250 East Broad Street, 10th Floor, Columbus, Ohio		43215
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	614-220-5200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

On May 31, 2006, the Compensation Committee of the Board of Directors of Bancinsurance Corporation (the "Company") approved the following grants of options to purchase common shares of the Company under the Company’s 2002 Stock Incentive Plan to the following executive officers: John S. Sokol 100,000 options; Matthew C. Nolan 25,000 options; Daniel J. Stephan 25,000 options; and Stephen J. Toth 20,000 options. The exercise price of the options granted was $6.00 per share, the closing price of the common shares on the date of grant as reported in the pink sheets. The options vest 20% per year on the first five anniversaries of the date of grant and expire on the tenth anniversary of the date of grant. The form of the stock option agreement between the Company and the executive officers is attached hereto as Exhibit 10.1.

On May 31, 2006, the Compensation Committee also approved reimbursement to John S. Sokol, President, for a one-time initiation fee for membership to a golf country club in the amount of $85,400, together with a reimbursement for the payment of taxes in connection therewith in the amount of $40,096. The golf country club is used by John S. Sokol for both business and personal use.

On May 31, 2006, the Compensation Committee also approved an increase in base salary for Matthew C. Nolan, Vice President, Chief Financial Officer, Treasurer and Secretary, from $110,000 to $150,000 retroactive to January 1, 2006.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 Bancinsurance Corporation 2002 Stock Incentive Plan Form of Award Agreement

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bancinsurance Corporation

June 6, 2006	By:	John S. Sokol

Name: John S. Sokol
Title: President

Top of the Form

Exhibit Index

Exhibit No.	Description

10.1	Bancinsurance Corporation 2002 Stock Incentive Plan Form of Award Agreement